Calculation of Filing Fee Tables
S-3
Lexeo Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 183,362,779.80	0.000087	$ 15,952.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-283781	12/19/2024
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 116,637,220.20			S-3	333-283781	12/19/2024	$ 17,857.15
			Total Offering Amounts:				$ 300,000,000.00		$ 15,952.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,952.56
Offering Note
[1]	(1) The securities registered consists of up to $300,000,000 of an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, (f) purchase contracts, and (g) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (4) Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, purchase contracts and subscription rights.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement (this "Registration Statement") include unsold securities previously registered by the registrant on the registrant's registration statement on Form S-3 (File No. 333-283781), initially filed by the registrant with the Securities and Exchange Commission on December 13, 2024 and declared effective on December 19, 2024 (the "Prior Registration Statement"), registering an aggregate of $300,000,000.00 of an indeterminate number of securities to be offered by the registrant from time to time. On March 24, 2025, the registrant initiated an At-The-Market program for its common stock having an aggregate gross sales price of up to $75,000,000.00 (the "ATM Program"). To date, the registrant has sold shares of common stock having an aggregate gross sales price of $39,612,779.80 under the ATM Program. $116,637,220.20 of the securities registered on the Prior Registration Statement remain unsold (including any shares unsold pursuant to the ATM Program) (the "Unsold Securities") The registrant previously paid an aggregate registration fee of $17,857.15 relating to the Unsold Securities. The registrant has determined to include in this Registration Statement all of the Unsold Securities. Pursuant to Rule 415(a)(6), the registration fee of $17,857.15 associated with the offering of the Unsold Securities (calculated at the fee rate in effect on the filing date of the Prior Registration Statement) is hereby carried forward and to be applied to the Unsold Securities registered hereunder and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Accordingly, a registration fee of $15,952.56 is due to be paid at this time for the registration of the securities offered hereby. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of new securities to be registered on this Registration Statement. Concurrently with the effectiveness of this Registration Statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date